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EXHIBIT 10.14
CONFIDENTIAL


                           MASTER DIVESTMENT AGREEMENT

This master divestment agreement is made the 28th day of October, 1999

BY AND BETWEEN

FEI Company, having its registered office at 7451 NW Evergreen Parkway, Hillsboro, Oregon, 97124-5830, USA ("FEI"), on the one hand,

and

Koninklijke Philips Electronics NV, having its registered office at Groenewoudseweg 2, Eindhoven, The Netherlands, acting also to the benefit of its worldwide subsidiaries ("Philips"), on the other hand.

WHEREAS in October 1996 Philips Electron Optics BV ("PEO") and Philips Industrial Electronics International BV ("PIE") entered into a Heads of Agreement for the future distribution by PIE of PEO's products; subsequently FEI and Philips entered into various agreements on the basis of which (i) FEI acquired certain electron optics business from Philips and (ii) ultimately Philips Industrial Electronics International BV acquired the majority of shares in FEI;

WHEREAS subsequently PIE changed its corporate name into Philips Business Electronics International B.V. (PBE).

WHEREAS FEI acquired the sales and service activities in certain countries but the parties agreed that in certain other countries, other companies within the Philips group of companies ("Philips Group") would continue to act as distributor for FEI's product range;

WHEREAS the parties hereto have now agreed to transfer all sales and service activities carried on by the Philips Group at the date of this Agreement in all remaining countries to FEI and terminate any and all Philips distributorships and sell such sales and service activities as a going concern on the terms and conditions set out in this Agreement.

NOW IT IS AGREED

                                    ARTICLE 1
                                   DEFINITIONS

In this Agreement the following expressions have the following meanings:



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1.01      "AGREED FORM": a document in a form agreed between the parties prior to the entering into of this Agreement, the list of such documents being set forth in Article 4.02;

1.02 "AGREEMENT": the contract made herein between the parties including the Schedules and the Agreed Form documents;

1.03 "ASSETS": all assets and associated liabilities directly belonging to the Business, including trade accounts receivable, Books, Fixed Assets, Inventories, Contracts and Assigned IP;

1.04 "ASSIGNED IP": the technical information and commercial know-how which is used at the date hereof in the Business and which, for the avoidance of doubt, excludes any patents or patent applications and trademarks but includes all customers' lists, vendor lists, telephone numbers, technical know how, trade secrets, tradenames and copyrights in relation to the Business together with the exclusive right for FEI and any assignee to represent itself as carrying on the Business in succession to Philips;

1.05 "BOOKS": the books, records, documents of title, Employee Records and other documents which Philips uses exclusively in the Business as at the date hereof;

1.06 "BUSINESS": the marketing, sale and servicing of FEI products, as carried out at the date of this Agreement by various Local Philips Companies on the basis of distribution agreements;

1.07 "CLOSING": the completion of the transactions contemplated hereunder, as described in Article 4 on the respective Closing Dates;

1.08 "CLOSING ACCOUNTS" the accounts of the Business for the accounting reference period beginning on April 4, 1999 and ending on the respective Closing Date (comprising a NOC statement);

1.09 "CLOSING AMOUNT": the amount indicated in Article 3.02 to be paid by FEI to Philips on the respective Closing Date, in accordance with
          Article 4;

1.10 "CLOSING DATE": 5.00 p.m. on the date on which the respective Closing takes place;

1.11 "CONSISTENTLY APPLIED" means the consistent application of Philips Accounting Policies by the individual business organizations within the Business in the national sales organizations ("NSO's"). Such application shall be measured on the basis of the application of Philips Accounting Policies by such individual business organizations in their financial statements for the financial year 1998, as consolidated in the audited financial statements of Koninklijke Philips Electronics N.V. for the financial year 1998. Should any of such individual business organizations have applied different methods for the same item, but both such methods are acceptable under Philips


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          Accounting Policies, then the only criterion for measuring whether or not Philips Accounting Policies have been consistently applied shall be whether each of the individual business organizations in question has applied those accounting policies consistently with those used in its own financial figures which were consolidated in the Annual Report 1998 of Philips.

1.12 "CONTRACTS": all contracts (except employment agreements) to which a Local Philips Company is a party relating solely to the Business;

1.13 "COUNTRY AGREEMENT": the respective contract to be entered into prior to the Closing Date for the agreed upon transfer of the Local Activities from the Local Philips Company to the Local FEI Company, substantially in the form set forth in Schedule 1.13;

1.14 "CREDITORS": amounts owed by the Philips Group as at Closing solely in relation to the Business;

1.15 "DEBTORS": amounts owed to the Philips Group as at Closing solely in relation to the Business;

1.16 "DISCLOSURE LETTER": the letter (together with any schedules thereto) of even date making certain disclosures against the Warranties addressed by Philips to FEI for the purposes of Article 13.02;

1.18 "EMPLOYEES": those persons employed in each of the Local Philips Companies as per October 25, 1999 and listed on Schedule 1.18 who devote at least 50% of their working hours to the Business;

1.19      "EMPLOYEE RECORDS": all records in respect of the Employees;

1.20 "FIXED ASSETS": all service tools, furniture and other equipment used exclusively by the Philips Group for the purposes of the Business as at Closing (as the same are listed at Schedule 1.20);

1.21 "IFO" income from operation, excluding interest, taxation and extraordinary items as defined in the 1998 Annual Report of Philips;

1.22 "INVENTORIES": all inventories of materials and work-in-progress, packaging, consumables, service parts and other stock-in-trade held by the Philips Group for the purposes of the Business as at Closing;

1.23 "LIABILITIES": all liabilities solely relating to the Business including the Contracts but excluding real property leases and any tort liability arising from the actions of the Philips Group prior to or after the Closing and any breach of contract claim arising out of the actions of the Philips Group (unless due to the products purchased from


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          the FEI Group) or a third party claiming damages solely because the Local Philips Company is selling the Business;

1.24 "LOCAL ACTIVITIES": the Assets, Business and Liabilities in a particular country which are to be transferred by a Local Philips Company to the respective Local FEI Company;

1.25 "LOCAL FEI COMPANY": a legal entity indicated by FEI in the respective country to which all Local Activities are to be transferred (whether it be a FEI subsidiary or a third party);

1.26 "LOCAL PHILIPS COMPANY": a (direct or indirect) subsidiary of Philips which has entered into a distributor/agency agreement with FEI or a subsidiary thereof, and which is to terminate such distributorship and to transfer the Local Activities on the basis of this Agreement (a list of countries is attached as Schedule 2.03);

1.27 "NOC" shall have the meaning in accordance with the definition as mentioned in the 1998 Annual Report of Philips: (in)tangible fixed assets, provisions, current assets (excluding cash and cash equivalents), current liabilities (excluding deferred tax positions, pension liabilities and interest bearing debt).

1.28 "PENSIONS SCHEDULE": the agreement relating to the pensions of those Employees who are members of a Pension Scheme at Closing;

1.29 "PENSION SCHEME": a local Philips pension fund arrangement, if any, for the benefit of Employees of the respective Philips entities.

1.30 "PHILIPS ACCOUNTING POLICIES" as set out in the Annual Report 1998 of Philips, and as applied by the Local Philips Companies;

1.31 "PRINCIPAL CLOSING AMOUNT" means the amount to be paid for the Businesses to be transferred on the Principal Closing Date;

1.32      "PRINCIPAL CLOSING DATE" means the date referenced in Article 4.01;

1.33 "PURCHASE PRICE": the total purchase price for the Business, being the Principal Closing Amount and the Second Closing Amount, as may be adjusted pursuant to Article 5.1;

1.34 "REFERENCE ACCOUNTS" the unaudited accounts of the Business for the accounting reference period which ended on the April 4, 1999 (comprising a NOC statement), annexed hereto as Schedule 1.34;

1.35 "SECOND CLOSING AMOUNT" means the amount to be paid for the Businesses to be transferred on the Second Closing Date;


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1.36      "SECOND CLOSING DATE" means November 26, 1999;

1.37      "SIGNING DATE": means the date on which this Agreement is signed.

1.38 "SITE AND OTHER SERVICES AGREEMENT": the agreement relating to the provision of site and other services by a Local Philips Company to a Local FEI Company;

1.39      "WARRANTIES": the warranties and representations contained in Schedule
          1.39.

In this Agreement words importing the singular include the plural and vice versa and words importing gender include any other gender.

The headings of Articles are for ease of reference and shall not affect the construction of this Agreement.

References in this Agreement to Articles or Schedules are references to clauses of or schedules to this Agreement. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

                                    ARTICLE 2
                         AGREEMENT FOR SALE AND TRANSFER

2.01 On the terms and subject to the conditions of this Agreement, Philips hereby sells and FEI hereby purchases and assumes the Business as a going concern and comprising the Assets and Liabilities.

2.02 Each acquisition of any Local Activity shall be made on substantially the terms set out in the form of the model Country Agreement, subject to such modifications and amendments as may be necessary in the case of the respective countries, including any which may be necessary to take account of any legal requirements in a country in which the respective Business is conducted. Philips and FEI agree and warrant to procure

          2.02.1 (in the case of the Philips Group) that its respective Local Philips Companies owning the respective Businesses will comply with the respective Country Agreement and become a signatory to such agreement prior to or on the respective Closing Date;

          2.02.2 (in the case of FEI) that its respective Local FEI Companies or appointed third parties through which FEI will acquire the respective Businesses will comply with the respective Country Agreement and become a signatory to such agreement prior to or on the respective Closing Date.


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2.03      The list of countries to be transferred on the Principal Closing Date and the Second Closing Date respectively is attached hereto as
          Schedule 2.03. The Local Philips Companies in these 27 countries will abstain from distributing electron miscroscopes in their respective territory for a period of three years as from the respective Closing Date.


                                    ARTICLE 3
                                 PURCHASE PRICE

3.01 In consideration for the purchase of the Business, FEI shall pay to Philips the Purchase Price.

3.02 On the Principal Closing Date , no payment shall take place and on the Second Closing Date, FEI shall pay the sum of the Principal Closing Amount (being EUR -142,000; minus one hundred and forty two thousand, excluding VAT) and the Second Closing Amount (being EUR 1,764,000; one million, seven hundred and sixty four thousand EURO's; excluding VAT; totalling 1,622,000 EURO) to Philips by electronic funds transfer in immediately available funds, to the credit of such account of Philips with a Dutch clearing bank as Philips shall notify in writing to FEI not less than five business days prior to each Closing. The allocation of the Purchase Price to the respective Local Activities is defined in
          Schedule 3.02.

                                    ARTICLE 4
                      CLOSING AND COVENANTS TO CLOSING DATE

4.01 The parties undertake commercial best endeavours to sign all Country Agreements by the end of business on October 28 and have the Principal Closing occur by no later than October 31, 1999 and the Second Closing by November 26, 1999. In case of a delay in a either South Africa or Brasil, Philips will continue as FEI's distributor in these countries through December 31, 1999. In case a Country Agreement for South Africa or Brasil is not signed as per December 31, 1999, the pertaining Local Activities will be terminated at the sole risk and expense of FEI and the Business will be deemed transferred as from December 31, 1999. In case of a delay in the other countries after the agreed Closing Date, Philips will continue to act for the sole risk and account of FEI, under sole managerial decision-making of FEI appointed personnel; Philips will cause such Business to continue operation in a normal, business like fashion in accordance with past practice and will not cause or permit its Businesses to enter into any transaction outside the ordinary course of business. However, in case within five working days from November 26 next, in any country a Closing can still take place, Philips will waive its rights as regards acting for the sole risk and


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          account of FEI and the Closing will take place (with retroactive effect) as of November 26. In case a certain Country Agreement is not signed as per December 31, 1999, the pertaining Local Activities will be terminated at the sole risk and expense of FEI and the Business will be deemed transferred as from the respective Closing Date.

4.02 On Closing, each party shall cause to be delivered to the other the following documents in the Agreed Form (with changes agreed to by the parties):

          *all applicable signed Country Agreements (facsimile copies thereof). *the list of Employees and if applicable, a Pensions Schedule

          *such other documents as are material to the Business and necessary to effect the transactions contemplated under this Agreement and each Country Agreement.

4.03 Philips hereby agrees and declares that it will execute and deliver and procure the execution and delivery of any other documents and take any other steps as shall reasonably be required by FEI to vest the Local Activities in FEI or the Local FEI Company and transfer the Assigned IP. FEI hereby agrees and declares that it will execute and deliver and procure the execution and delivery of any other documents and take any other steps as shall reasonably be required by Philips to vest the Local Activities in FEI or the Local FEI Company. If and to the extent the Local Philips Company has provided its customers with a prepayment/ bankguarantee, then the Local FEI Company shall undertake to replace same by a similar prepayment/bankguarantee acceptable to the customer, or, in case customer refuses, provide same as a guarantee to the Local Philips Company.

4.04 This agreement becomes effective and binding upon the parties as from the Signing Date. The Parties agree as follows with respect to the period between the Signing Date and the respective Closing Date:

          a. Each Party will file (and each Party will cause its Group Companies to file) any notification and report forms and related material that each Party or its Group Company may be required to file with any governmental authority, will use its best commercial efforts to obtain the expiration or early termination of the applicable waiting period (or any extension thereof) for any required pre-acquisition or pre-merger notice to such authority, and will make any further filings, including the submission of any additional information or documentary material, pursuant thereto that may be necessary.

          b. Philips will cause its Businesses to continue operation in a normal, business like fashion in accordance with past practice and will not cause or permit its Businesses to enter into any transaction outside the ordinary course of business.

                                    ARTICLE 5
                     REFERENCE ACCOUNTS AND CLOSING ACCOUNTS

5.01      REFERENCE ACCOUNTS


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          Philips has delivered to FEI the Reference Accounts of the Business as of April 4, 1999, attached hereto as Schedule 1.32. The financial statements referred in this Article 5.1 have been prepared by Philips. Since the Business has not been accounted for separately within Philips, FEI understands that these financial statements have required allocations in which Philips utilized its reasonable judgement.
          Philips represents that the Reference Accounts have been prepared in accordance with the Philips Accounting Policies Consistently Applied.

5.02      CLOSING ACCOUNTS
          Philips shall prepare the Closing Accounts using the Philips Accounting Policies Consistently Applied. Such Closing Accounts shall be delivered to FEI by Philips as soon as possible and in any event no later than sixty (60) days after the respective Closing Date.

          FEI shall be entitled to review the Closing Accounts in order to establish that the agreed accounting policies (the Philips Accounting Policies) have indeed been Consistently Applied.

          In case of such audit, FEI shall provide a copy of its full report to Philips within 60 days after receipt by FEI of the Closing Accounts. Unless FEI within twenty (20) days after delivery of said report, notifies Philips in writing that it disputes the Closing Accounts or any portion thereof and specifies the basis for its dispute, the Closing Accounts shall become final and binding on the parties for the purpose of determining the corrective payment as referred to in
          Article 5.3 hereof.

5.03      PROCEDURE FOR DISPUTE AND THE CLOSING ACCOUNTS
          In the event FEI notifies Philips in accordance with Article 5.2, that a dispute does exist in respect of the Closing Accounts and if FEI and Philips are unable to resolve such dispute within thirty (30) business days after any such notification has been given, the dispute shall be submitted to a jointly appointed independent auditor, ("Arbitrator") or in case of disagreement a request for the appointment shall be submitted to the President of the Dutch Accounting Federation. Should FEI notify Philips that a dispute does exist in respect of the Closing Accounts, then Philips shall be entitled to bring into the dispute any other items whether or not those items have been valued. A final settlement shall fully take these positions into account in determining the amount of the settlement or the award, as the case may be. Philips and FEI shall provide full cooperation to the Arbitrator and the Arbitrator shall be asked to make a final and binding determination as to the matter or matters in dispute within sixty (60) days after the dispute is presented to him (unless the Arbitrator and both parties agree that a longer period is appropriate) after its appointment. The Arbitrator shall use the Philips Accounting Policies, Consistently Applied as the basis for its determination, unless same have been explicitly deviated from in the main body of this Agreement.


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         The Arbitrator shall confine himself only to unresolved adjustments.
         The Arbitrator, in reaching a decision, shall provide a written explanation of his conclusions to each Party, and his determination shall be conclusive and binding upon the Parties. The Arbitrator will allocate between claimant and defendant his fees and expenses.

5.04 CLOSING ACCOUNTS AND SETTLEMENT FOR THE PERIOD BETWEEN APRIL 4, 1999 AND CLOSING DATE
          FEI shall be entitled to all of the Assets and shall assume all of the Liabilities pertaining to each of the respective Business as of the respective Closing Date. In addition, the Parties will settle the NOC; the respective settlement shall be determined on the basis of the Reference Accounts and the Closing Accounts as set forth hereinafter.

5.05 Once the respective Closing Accounts have been determined in accordance with the above, any differences in the NOC resulting from a comparison of the Reference Accounts and the respective Closing Accounts will give rise to an adjustment, pursuant to which:

          (i) Philips shall pay the difference to FEI in the event the NOC in the Closing Accounts is lower than the NOC in the Reference Accounts, such payment on an after tax basis only if Philips is obliged to pay the related taxes and the payment is not tax deductible;

          (ii) FEI shall pay the difference to Philips in the event the NOC in the Closing Accounts is higher than the NOC in the Reference Accounts, such payment on an after tax basis if Philips is obliged to pay the related taxes and the payment is not tax deductible.

          Any payment to be made hereunder is subject to an interest charge at EURIBOR (3 months rate at Closing) + 2% calculated as from the Closing Date until the day payment is actually received.


                                    ARTICLE 6
                                    CONTRACTS

6.01 As further consideration for the sale and purchase hereunder and subject as hereinafter mentioned, FEI undertakes with Philips:

          6.01.1 that it will with effect from the Closing Date carry out, perform and complete all obligations and liabilities created by or arising under the Contracts; and

          6.01.2 that it will indemnify Philips and any other member of the Philips Group fully at all times from and against any and all actions,


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                    proceedings, costs, claims, demands, expenses and
                    liabilities which may be suffered or incurred by them as a result of (a) any failure by FEI so to do, (b) any tort or breach of contract claim due to the acts or omissions of the Local FEI Company, including but not limited to any breach of any representation, warranty or covenant set out herein.

          And Philips undertakes with FEI:

          6.01.3 that it will indemnify FEI and any other member of the FEI Group fully at all times from and against any and all actions, proceedings, costs, claims, demands, expenses and liabilities which may be suffered or incurred by them as a result of any tort or breach of contract claim due to Philips or the Local Philips Company including but not limited to any breach of any representation, warranty or covenant set out herein.

6.02 If any claim shall be made by any third party (i) against Philips (or a Philips Company) in respect of which Philips (for the purpose of this Article deemed to include a Philips Company, as the case may be) seeks to be indemnified under Article 6.01 or (ii) against FEI (or an FEI Company) in respect of which FEI (for the purpose of this Article deemed to include an FEI Company, as the case may be) seeks to be indemnified under Article 6.01 (hereinafter the party seeking to be indemnified being "the Indemnitee", and the party requested to indemnify "the Indemnitor"), then the Indemnitee shall promptly inform the Indemnitor and:

          6.02.1 the Indemnitor shall have the right upon written notice to the Indemnitee to have the conduct of all litigation or other proceedings ("proceedings") in respect thereof and in that connection the Indemnitee shall give or cause to be given to the Indemnitor all such assistance as the Indemnitor may reasonably require in disputing any such claim and conducting proceedings and shall instruct such solicitors or other professional advisers as the Indemnitor may nominate (and to whom the Indemnitee shall have no reasonable objection) to act on behalf of the Indemnitee but in accordance with the instructions of the Indemnitor;

          6.02.2 the Indemnitor shall keep the Indemnitee fully and promptly informed of the conduct of any proceedings of which it has conduct, shall consult the Indemnitee on any matter which is or is likely to be material in relation thereto and shall take account of all reasonable requirements of the Indemnitee in relation thereto;

          6.02.3 neither the Indemnitee (where the Indemnitee is responsible for the conduct of any proceedings) nor the Indemnitor (where such proceedings are delegated to it in accordance with 6.02.1 above) shall


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                    make any settlement or compromise of the claim which is the subject of proceedings nor agree to any matter in the conduct of proceedings which may affect the amount of the liability in connection with such claim without the prior approval of the Indemnitor or, as the case may be, the Indemnitee , such approval not to be unreasonably withheld or delayed;

          6.02.4 where the Indemnitor takes over the conduct of any proceedings pursuant to the provisions of 6.02.1 above, the Indemnitor shall indemnify and keep the Indemnitee indemnified in respect of all liabilities and out-of-pocket costs, charges and expenses properly incurred by the Indemnitee as a consequence of such proceedings, save to the extent that such costs, charges or expenses are recovered from another party to the proceedings.

6.03 Insofar as the benefit or burden of any Contracts or the benefit of any other Asset, or component of Liability cannot effectively be assigned by Philips to FEI or assumed by FEI except by an agreement of novation with the agreement or consent of any other party thereto or of any third party and, even though the Local FEI Company has requested the Local Philips Company to procure same, such novation, agreement or consent shall not have taken place or have been obtained prior to Closing (each be a "Nonassigned Right"):

          6.03.1 Philips shall use all reasonable endeavours in assisting FEI to procure that agreement or consent as aforesaid is obtained, wherever FEI requests same;

          6.03.2 unless and until the said Nonassigned Rights shall be novated or assigned as aforesaid Philips shall:

                    6.03.2.1 hold the same in trust for FEI and FEI shall (if sub-contracting is permissible and lawful under the Contract(s) in question) perform all the obligations of Philips thereunder as Philips' sub-contractor; and

                    6.03.2.2 (so far as it lawfully may) give to FEI the benefit and burden to the same extent as if the same had been novated, act under the reasonable direction of FEI and account to and be indemnified by FEI accordingly;

          6.03.3 if any of the Nonassigned Rights does not permit sub-contracting the parties will make such other arrangements between themselves as may be permissible to implement as far as possible the effective transfer of the benefits and obligations of such Nonassigned Right to FEI; and


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                                       12

          6.03.4 unless and until the Nonassigned Rights shall be novated or assigned Philips will (so far as it lawfully may) give all reasonable assistance to FEI to enable FEI to enforce Philips' rights thereunder.

6.04 As from the Closing Date, each party will afford the other and their affiliates with all reasonable assistance in connection with the administration of and collection of sums owing (subject to reimbursement of all out-of-pocket expenses but otherwise free of charge) to the other party. Provided, further, that the assisting party shall give to the claiming party an accounting of all amounts but in no event shall the assisting party assume any liability for any outstanding obligation owed, except to the extent it does not comply with the provisions of this section. This section will not be construed as obligating the Local FEI Company to continue any Business or Local Activity for any period subsequent to the Closing.

6.05 All notices, correspondence, information, orders or inquiries relating to the Contracts or Business which are received by Philips or a Local Philips Company on or after Closing shall (to the extent to which they relate to the Business) promptly be passed to FEI or the respective Local FEI Company.

6.06 For a short period and on conditions set forth in Schedule 6.06, the Local FEI Companies (those remaining part of the FEI Group of Companies) are authorized to continue using the Local Philips Company's name and letterhead in order to execute a smooth and efficient transition to the new company.

                                    ARTICLE 7
                                    EMPLOYEES

7.01 It is the intention of the parties that the Businesses are transferred on a `going concern' basis and henceforth that the Employees are transferred to the Local FEI Company by means of the Country Agreements. If and to the extent such transfer can not take place by means of executing a Country Agreement, FEI undertakes that it and/or the Local FEI Company will timely offer all the Employees employment. It is understood that said Employees shall no longer have resort under any individual employment agreement and any Philips' Collective Labor Agreements or similar agreements after the respective Closing Date, unless agreed otherwise. Accordingly, the Local Philips Company's rights, powers, duties, liabilities and obligations in respect of any contract of employment with the Employees in force immediately before Closing shall be automatically transferred to the Local FEI Company by operation of law (wherever possible).

          It is agreed that salary rights (including bonus, accrued vacation rights, etc) accrued by the Employees until the Closing Date shall automatically transfer to the Local FEI Company, unless and to the extent same exceed the Local Philips Company's policies at Closing


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                                       13


7.02 FEI shall be responsible for and shall at all times from the Closing Date indemnify and hold Philips fully and effectively indemnified from and against all costs, claims, demands, proceedings and expenses incurred or suffered in connection with claims by all or any of the Employees in respect of any period of employment from and after the Closing Date or the termination of the employment of all or any of the Employees by FEI or the Local FEI Company other than (a) as a result of a tort, any negligent act or omission of Philips prior to Closing, or (b) as set forth in Schedule 4.6 to a Country Agreement in case it pertains to a `shared' Employee listed therein. Philips shall at all times hereafter indemnify and hold FEI fully and effectively indemnified from and against all costs, claims, demands, proceedings and expenses incurred or suffered in connection with claims by all or any of the Employees in respect of any period of employment up to the Closing Date.

7.03 The parties anticipate that certain Local Companies will wish to ensure the continuation of the services of (a) certain Philips employees who will not be transferred and (b) certain Employees who should continue to serve Philips Analytical.

          In such cases, the Country Agreement will contain a consultancy or local services agreement arranging for such continuation of service provision to the other, which shall be substantially in the form as the model attached hereto as Schedule 7.03.


                                    ARTICLE 8
                                    PENSIONS

8.01 Entitlements to pension benefits, termination benefits, severance indemnities and retiree medical benefits as accrued with occupational plans of Philips by the employees concerned up to the Closing Date are as to their funding either funded with a company pension fund, insured, book reserved plan or financed otherwise. Depending on the funding made the following will apply:

          A) FUNDING EFFECTUATED BY WAY OF A PENSION SCHEME:
          With respect to the pensionable service of the employees concerned up to the Closing Date the employees participating in the Philips' Pension Scheme will become entitled to a deferred pension (also known as a paid-up policy) in accordance with the rules and regulations of the particular Pension Scheme. If requested by FEI, Philips will make reasonable endeavours to have the liabilities (and associated assets) transferred by such Pension Scheme to a funding vehicle to be indicated by FEI, subject to the necessary approvals being obtained, and in accordance with the rules and regulations of the relevant Pension Scheme.

          B) FUNDING EFFECTUATED BY WAY OF AN INSURANCE:

          In case the entitlements have been insured Philips will make reasonable efforts, if requested by FEI, to have the liabilities accrued up to the Closing Date transferred to a funding vehicle to be indicated by FEI, subject to the necessary approvals being obtained and in accordance with applicable legislation.

          C) FUNDING EFFECTUATED BY WAY OF A BOOK RESERVE WITH PHILIPS:
          In those cases where entitlements have been taken care of by way of a book reserve Philips shall include a provision in the Reference Accounts of the local Business which is equal to the actuarial present value of rights accrued up to Closing Date as calculated by Philips under the relevant local book reserve system.

          D) FUNDING OTHERWISE:
          If entitlements have not been funded according to A, B or C above, a comparison will be made between the liability value of the rights as accrued up to the Closing Date and the present value of the accrued amounts included in the Reference Accounts; the difference between the two will be taken into consideration as a price adjustment.

8.02 In principle the Parties hereto will undertake all reasonable commercial endeavours to try to obtain the necessary approvals in order to support a temporary continuation of the affiliation to the plans as indicated under A and B (note: under C and D, is excluded), subject to local (statutory and Pension Scheme) rules and regulations.

                                    ARTICLE 9
                          INTELLECTUAL PROPERTY RIGHTS

9.01 All Assigned IP shall transfer at Closing. Except for Assigned IP, no other intellectual property rights are transferred or licensed by means of this Agreement.

                                   ARTICLE 10
                             SITE AND OTHER SERVICES

10.01 A Local Philips Company may provide to the Local FEI Company such site and other services, if any, in accordance with the provisions of the respective Local Agreement.

                                   ARTICLE 11
                       DISCONTINUATION OF DISTRIBUTORSHIPS

11.01 By signing a Country Agreement, each existing distribution or agency agreement between the Local Philips Company and FEI or any of its affiliates is terminated as from the respective Closing Date.

                                   ARTICLE 12
                                    TAXATION

12.01 The Country Agreements will contain one of the clauses set forth below (depending on whether they are located within or outside the European Union):

          {{FOR THE EU COUNTRIES:}}
          Parties agree that the transaction as set forth herein in principle qualifies as a totality of assets as mentioned in article 6 - 8 of the Sixth Directive. This implies that in principle no VAT is due. If however article 6-8 of the Sixth Directive is not applicable or the tax authorities would at any moment judge that article 6-8 is not applicable, Philips will be allowed to charge VAT to the Local FEI Company, which will as then immediately be paid by the Local FEI Company to Philips.

          {{FOR THE NON EU COUNTRIES:}}
          All prices are excluding any VAT, sales tax, import tax, customs duty or any other kind of similar tax (hereinafter referred to as "Turnover Tax").

          If any payment to be made by Local FEI Company to Philips is subject to a Turnover Tax, Philips will invoice this Turnover Tax to Local FEI Company on the original invoice. If to the contrary any invoice by Philips to Local FEI Company has been made in error without any such Turnover Tax, Philips shall promptly notify Local FEI Company of such event and may at any time issue a separate invoice for such Turnover Tax which invoice shall be paid by Local FEI Company.

12.02 FEI will indemnify and hold harmless a Local Philips Company on an after tax basis if and to the extent such Local Philips Company is obliged by local tax authorities to make payments directly related to FEI's transfer pricing practiced prior to the Closing Date.

                                   ARTICLE 13
                                   WARRANTIES

13.01 This Agreement has been entered into by FEI in reliance upon the Warranties to the intent that each of the Warranties shall be construed as a separate and independent Warranty so that FEI shall have a separate claim and right of action in respect of every breach of each Warranty.

13.02 No claim shall be made by FEI for breach of any of the Warranties or other provisions of this Agreement if the fact, omission, circumstance or occurrence giving rise to or forming the basis of the claim has been fairly disclosed to FEI in the Disclosure Letter delivered at least five days prior to Closing (but updated by Philips prior to Closing) or was otherwise known prior to the date hereof.

13.03     No claim shall be made by FEI for breach: (i) of the covenants in
          Section 5.02 that the Closing Accounts will be prepared in accordance with Philips Accounting Policies Consistently Applied (the "NOC Financial Covenant"), unless such claim is in repsect of one single matter and it is for an amount in excess of 5% of the asset component of the applicable NOC for the Local Activity transferred and (ii) of any of the other Warranties or other provisions of this Agreement unless such claim is in respect of one single matter and it is for an amount in excess of EUR 25,000.

13.04 No claim shall be made by FEI for breach of any of the Warranties or other provisions of this Agreement unless the aggregate loss or damage (in respect of one or more matters) exceeds EUR 125,000 in which event a claim in respect of the excess over EUR 25,000 may be made; provided, however that this limitation shall not apply to breaches of the NOC Financial Covenant.

13.05 The liability of Philips in respect of the aggregate of all the claims made by FEI for breach of any of the Warranties or other provisions of this Agreement shall not exceed the Purchase Price.

13.06 No claim may be brought by FEI for breach of any of the Warranties or other provisions of this Agreement unless written notice thereof shall have been given to Philips accompanied by reasonable particulars of the claim including the amount of the claim within 15 months of the Principal Closing Date.

13.07 No claim shall be made by FEI for breach of any of the Warranties or other provisions of this Agreement in respect of any matter to the extent that the subject matter of the claim shall be tax deductible, and/or can be recovered in whole or in part by FEI under a policy of insurance

13.08 If any claim for breach of any of the Warranties is based upon a liability of FEI which is contingent only, Philips shall not be liable hereunder to make any payment to FEI unless and until such contingent liability becomes an actual liability and is discharged.

13.09 Where any claim is made by a third party against FEI in relation to which it appears that Philips is or may be liable hereunder and FEI claims indemnification from Philips under this Article 13, FEI shall as soon as practicable give notice thereof to Philips and transfer to Philips' sole control the defense of such claim and FEI shall take such action as Philips may reasonably require to avoid, dispute, resist, appeal against, compromise or defend the claim and any adjudication in respect thereof and FEI shall render to Philips all such assistance as it may reasonably request in relation to such claim including instructing such professional advisers as Philips may nominate to the intent that the conduct of such claim shall be delegated to Philips entirely.

13.10 Where any third party is liable to FEI in relation to any matter which has given rise to a liability on the part of Philips hereunder, FEI shall procure that all reasonable endeavours are used to recover any amounts due from any such third party and shall forthwith upon such recovery reimburse Philips an amount equal to any sum paid by it in respect of such liability subject to a deduction of the net (i.e. out of pocket) expenses incurred by FEI.

13.11 Any sum recovered from Philips pursuant to any claim under the Warranties will be deemed to be a reduction of the Purchase Price and shall be deemed to reduce the amount apportioned to the Asset(s) to which it most closely relates.

13.12 Philips shall not be liable hereunder and no claim or claims shall be made against it in relation to any breach or non-fulfillment of any of the Warranties which occurs as a result of or is otherwise attributable to:

          - any matter provided for under the terms of this Agreement or carried out in the implementation hereof;

          -         any voluntary act of FEI carried out after the date hereof;

          - any act, matter or thing done or omitted to be done by or at the written request or with the written approval of FEI; or

          - any legislation not in force at the date hereof or any change of law or administrative practice which takes effect retroactively.


                                   ARTICLE 14
                              ACCESS TO INFORMATION

14.01 Each Party shall give the other access to (and the opportunity to make copies of) all data and information, including all updates and amendments thereof existing at the Closing Date, which form part of or relate to any item, matter or part thereof transferred pursuant to this Agreement and will provide all reasonable assistance to the other to enable it to execute financial reporting and finalize tax returns for all periods prior to the Closing Date.

                                   ARTICLE 15
                                 CONFIDENTIALITY

15.01 The parties agree that the contents of this Agreement and all information disclosed by either party to the other relating to the business of either party (including the Business) shall remain confidential and, save as required by any applicable rules of any Stock Exchange or other government department or similar authority or court or tribunal of competent jurisdiction (in which event the party required to make a disclosure shall give prior written notice to the other of such required disclosure), shall not be used or communicated to any other person whatsoever except professional advisers in confidence without the prior written agreement of the parties and then only to such extent as may be reasonably necessary to enable the parties to carry out their obligations or enforce their rights under this Agreement. Save as aforesaid, no announcement or publicity relating thereto shall be made or issued at any time by either party without the prior written consent of the other. The parties further agree that the obligations in this Article shall survive Closing of this Agreement for so long as such information is not (otherwise than by breach of any obligation of confidentiality) in the public domain.

                                   ARTICLE 16
                                      COSTS

16.01 Save as otherwise agreed all expenses incurred by or on behalf of the parties, including all fees of agents, solicitors, accountants and actuaries employed by either of the parties in connection with the negotiation, preparation and execution of this Agreement and related agreements shall be borne solely by the party which incurred them.

                                   ARTICLE 17
                                     NOTICES

17.01 All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if addressed, and delivered by hand, with recorded delivery, or sent by registered mail, with postage pre-paid, or sent by facsimile and confirmed by registered mail, with postage pre-paid, to the addresses set forth in
          Article 17.03 (or to such other address as may be given by written notice).

17.02 Any such communication shall be deemed to have been made to the other party two days from the date of posting (if by letter) and if by facsimile transmission on the day of such transmission.

17.03     If to Philips, addressed to:

          Koninklijke Philips Electronics NV
          Groenewoudseweg 1
          5621 BA Eindhoven
          The Netherlands
          marked for the attention of Corp. Legal Dept.

          If to FEI, addressed to:

          FEI Company

          7451 NW Evergreen Parkway,
          Hillsboro, Oregon, 97124-5830
          USA
          marked for the attention of the General Counsel

                                   ARTICLE 18
                              CONDITIONS TO CLOSING

18.01     CONDITIONS TO THE OBLIGATIONS OF PHILIPS AND FEI
          The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the respective Closing of the following conditions:

          (a) BOARD APPROVALS. At the Board Meeting of FEI, the Board Members of FEI shall have voted to approve (i) the Agreement and the intended transaction, and (ii) any further actions necessary to consummate the transaction. At the Board of Management Meeting of Philips, the Board Members shall have voted to approve (i) the Agreement and the intended transaction and (ii) any further actions necessary to consummate the transaction.

          (b) NO INJUNCTIONS. There shall not (i) be in effect any statute, regulation, order, decree or judgment of any governmental entity which makes illegal or which enjoins, prevents in any material respect or imposes any burdensome condition or restriction as a consequence of the consummation of the transactions contemplated by this Agreement or
          (ii) have been commenced or threatened in writing, and shall be continuing, any action or proceeding by any governmental entity which seeks to prevent, enjoin in any material respect or imposes any burdensome condition or restriction as a consequence of the transactions contemplated by this Agreement;

          (c) WORKERS COUNCIL. All required employee consultation procedures shall have been pursued to the extent that they can no longer lead to a substantial change or delay in the transactions contemplated hereby.

18.02     CONDITIONS TO THE OBLIGATIONS OF FEI
          The obligation of FEI to effect the Closing is subject to the satisfaction (or waiver by FEI) prior to the respective Closing, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Philips contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of Philips that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Philips;

          (b) COVENANTS. The covenants and agreements of Philips to be performed on or prior to the Closing shall have been duly performed in all material respects, and FEI shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Philips;

18.03     CONDITIONS TO THE OBLIGATIONS OF PHILIPS
          The obligation of Philips to effect the Closing is subject to the satisfaction (or waiver) prior to the respective Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of FEI contained herein that is qualified by materiality shall be true and correct, and each of the representations and warranties of FEI that is not so qualified shall be true and correct in all material respects, in each case as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true or true in all material respects, as the case may be, only as of such date), and Philips shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI;

          (b) COVENANTS. The covenants and agreements of FEI to be performed on or prior to the Closing shall have been duly performed in all material respects, and Philips shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of FEI.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.01 Failure by either party to exercise or enforce any right conferred by this Agreement shall not be deemed to be a waiver of any such right nor operate so as to bar the exercise or enforcement thereof or of any other right on any other occasion.

19.02 This Agreement represents the entire understanding between the parties in relation to the subject matter hereof and supersedes all agreements and representations made by either party, whether oral or written and this Agreement may only be modified if such modification is in writing and signed by a duly authorized representative of each party. This Agreement shall prevail over any inconsistent terms and conditions in any other agreement between the parties or referred to in correspondence or elsewhere (including Country Agreements) and any conditions or stipulations to the contrary are hereby excluded and extinguished.

19.03 The parties shall, and shall use all reasonable endeavours respectively to procure that any necessary third party shall, do execute and perform all such further deeds, documents, assurances, acts and things as either party hereto may reasonably require by notice in writing to the other party to carry the provision of this Agreement into full force and effect.

19.04 This Agreement shall be governed by and construed and interpreted in accordance with the law of THE NETHERLANDS, and the parties hereby agree that all matters arising out of or in connection with this Agreement shall be subject to UNCITRAL Arbitration which shall take place in Amsterdam.

IN WITNESS WHEREOF the parties or their authorized representatives have set their hands the day and year first above written.

KONINKLIJKE PHILIPS ELECTRONICS             FEI COMPANY
N.V.

______________________________________      _________________________
Name:                                       Name:
Title:                                      Title:



LIST OF SCHEDULES:
Schedule 1.13:             Model Country Agreement
Schedule 1.18:             List of Employees as per October 25, 1999
Schedule 1.20:             List of all Fixed Assets
Schedule 1.34:             Reference Accounts
Schedule 1.39:             Warranties and Representations
Schedule 2.03:             List of countries for Principal and Second Closing respectively
Schedule 3.02:             The allocation of the Purchase Price to the respective Local Activities
Schedule 6.06:             Terms and Conditions for using the Local Philips Company name
Schedule 7.03:             Employee continuation arrangements


SCHEDULE 7.03 (TO THE MASTER AGREEMENT)

ADDITIONAL (OPTIONAL) LOCAL ARRANGEMENT ON SHARED EMPLOYEES

The general ruling applicable within Philips also applies here: an employee will be on the payroll of a party which makes use of 50% or more of the time of the employee involved ("Hiring Party"). No cherry picking.

In most countries such Local Arrangements are required between the Local FEI Company and the local Philips Analytical organisation for the services of identified Sales and Customer Support employees to be provided to the other party ("Receiving Party").

The Local Arrangement will be made for a period of one year (the first ending December 31, 2000) and is automatically annually extended; termination is only possible by giving a six (6) months' written notice prior to the expiration date (so each year before July 1).

The Local Arrangement will be based on a fixed percentage of the time and cost of the identified employees as estimated per year. It is assumed that this percentage also applies for each month. The sharing ratio may vary from year to year only by plus or minus 20%, unless otherwise agreed (e.g. in case of a `60-40' sharing in year one, a `68-32' in year two is allowed, an `80-20' sharing not).

The employees involved must register their time spending per business. This register will be made available to both parties per month. By determining the priority of time allocation per month beyond the contracted percentage of time, the Hiring Party will decide on the priority after consultation with the Receiving Party. Any time spent in addition to the contracted time will be invoiced per quarterly period by the Hiring Party to the Receiving Party.

On termination of the Local Arrangement for whatsoever reason, the terminating party will pay an equal percentage of the redundancy cost of the employee involved as the allocation in time and cost, based on the average of the last 2 full years, provided (a) the person involved receives notice of termination within 9 months as from receipt of the terminating party's intention to stop using the respective person's services, and (b) the total amount spent by the party incurring redundancy costs is above 200,000 euro (at which point the amounts above said threshold are subject to this paragraph).

List of `shared' employees:


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NAME:                          BIRTHDATE:                   EMPLOYED BY:                 % ANA; %FEI
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
-----------------------------------------------------------------------------------------------------------

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